                                                                   Exhibit 10.10




                                                                  EXECUTION COPY









                 AGREEMENT FOR PURCHASE AND SALE OF FCC LICENSE


                                  BY AND AMONG


                             AT&T WIRELESS PCS, LLC

                          AT&T WIRELESS SERVICES, INC.

                                TRITON PCS, INC.,

                                       AND


                        TRITON PCS LICENSE COMPANY L.L.C.



                            Dated as of July 25, 2002

                                TABLE OF CONTENTS

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                                                                              PAGE
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ARTICLE 1      DEFINITIONS..................................................     1

      1.1   Definitions.....................................................     1

ARTICLE 2      PURCHASE AND SALE............................................     3

      2.1   Purchase of Partitioned License.................................     3

      2.2   Purchase Price..................................................     3

      2.3   Assumed Liabilities.............................................     3

      2.4   Microwave Relocation Reimbursements.............................     3

ARTICLE 3      CLOSING......................................................     4

      3.1   Closing.........................................................     4

      3.2   Buyer and Triton Closing Deliveries.............................     4

      3.3   Seller and AT&T Wireless Closing Deliveries.....................     5

      3.4   Payment of Transfer Taxes.......................................     5

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF SELLER AND AT&T WIRELESS...     5

      4.1   Organization of Seller and AT&T Wireless........................     5

      4.2   Authority of Seller.............................................     6

      4.3   Authority of AT&T Wireless......................................     6

      4.4   No Conflicts....................................................     6

      4.5   The Licenses....................................................     7

      4.6   Title to Licenses...............................................     7

      4.7   No Violation, Litigation or Regulatory Action...................     7

      4.8   Finder Fees.....................................................     7

      4.9   Orders; Contracts; Agreements...................................     8

      4.10  FCC Matters.....................................................     8

      4.11  Microwave Relocation............................................     9

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF BUYER AND TRITON...........     9

      5.1   Organization of Buyer and Triton................................     9

      5.2   Authority of Buyer and Triton ..................................     9

      5.3   No Conflicts....................................................     9

      5.4   No Finder Fees..................................................    10
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                                TABLE OF CONTENTS
                                   (continued)


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      5.5   Litigation......................................................    10

      5.6   Qualification...................................................    10

      5.7   Financial Capability............................................    10

ARTICLE 6      COVENANTS....................................................    10

      6.1   Preserve Accuracy of Representations and Warranties.............    10

      6.2   Consents of Third Parties; Governmental Approvals...............    11

      6.3   Operations Prior to the Closing Date............................    12

      6.4   Exclusivity.....................................................    12

      6.6   No Restrictions on Licenses.....................................    13

      6.7   Reasonable Efforts..............................................    13

ARTICLE 7      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER AND TRITON..    14

      7.1   No Misrepresentation or Breach of Covenants and Warranties......    14

      7.2   No Restraint....................................................    14

      7.3   Consents........................................................    14

      7.4   Closing Deliveries..............................................    14

      7.5   Further Documents...............................................    14

      7.6   No Encumbrances.................................................    14

ARTICLE 8      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER AND AT&T
               WIRELESS.....................................................    15

      8.1   No Misrepresentation or Breach of Covenants and Warranties......    15

      8.2   No Restraint ...................................................    15

      8.3   Consents........................................................    15

      8.4   Necessary Third Party Consents..................................    15

      8.5   Closing Deliveries..............................................    15

      8.6   Further Documents...............................................    15

ARTICLE 9      INDEMNIFICATION..............................................    16

      9.1   Survival........................................................    16

      9.2   Indemnification by Seller.......................................    16

      9.3   Indemnification by Buyer........................................    16

      9.4   Procedure for Indemnification...................................    16


                                      -ii-
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                                TABLE OF CONTENTS
                                   (continued)


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
ARTICLE 10     TERMINATION..................................................    17

      10.1  Termination.....................................................    17

      10.2  Effect of Termination...........................................    18

ARTICLE 11     GENERAL PROVISIONS...........................................    19

      11.1  Mutual Guarantee................................................    19

      11.2  Confidential Nature of Information..............................    20

      11.3  No Public Announcement..........................................    20

      11.4  Notices.........................................................    20

      11.5  Successors and Assigns..........................................    21

      11.6  Entire Agreement; Amendments....................................    21

      11.7  Waivers.........................................................    22

      11.8  Expenses........................................................    22

      11.9  Partial Invalidity..............................................    22

      11.10 Execution in Counterparts.......................................    22

      11.11 Further Assurances..............................................    22

      11.12 Governing Law...................................................    23

      11.13 Specific Performance............................................    23

      11.14 EXCLUSIVE JURISDICTION; VENUE...................................    23

      11.15 Section 1031 Exchange...........................................    23

      11.16 Headings........................................................    24

                 AGREEMENT FOR PURCHASE AND SALE OF FCC LICENSE

      This Agreement for Purchase and Sale of FCC License (this "AGREEMENT") is entered into as of this 25th day of July, 2002 by and between AT&T Wireless PCS, Inc., a Delaware limited liability company with its principal place of business located at 727 164th Avenue, N.E., Redmond, Washington 98052 ("SELLER") and AT&T Wireless Services, Inc., a Delaware corporation with its principal place of business located at 727 164th Avenue, N.E., Redmond, Washington 98052 ("AT&T WIRELESS"), and Triton PCS, Inc., a Delaware corporation with its principal place of business located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312 ("TRITON"), and Triton PCS License Company L.L.C., a Delaware limited liability company with its principal place of business located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312 ("BUYER").

      WHEREAS, Seller has acquired the authorization of the Federal Communications Commission (the "FCC") to construct and operate a personal communication services ("PCS") wireless telecommunications system using the spectrum described on Schedule A to this Agreement (the "ORIGINAL LICENSE"); and

      WHEREAS, Seller desires to partition the spectrum associated with the Original License as described in Schedule B to this Agreement (the "PARTITIONED LICENSE"); and

      WHEREAS, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase from Seller, the whole of the Partitioned License on the terms and subject to the conditions set forth herein; and

      WHEREAS, AT&T Wireless desires to guarantee the obligations of Seller hereunder and Triton desires to guarantee the obligations of Buyer hereunder.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

      1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement taken as a whole and not to a particular Section of this Agreement unless expressly stated otherwise.

      "AFFILIATE" with respect to any Person means any other Person which controls, is controlled by, or is under common control with, such first-named Person, whether as a result of the ownership of voting securities, by contract or otherwise.

      "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in New York, New York are required or appointed to be closed.

      "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

      "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, right of first offer or first refusal, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind.

      "EXPENSES" means any fees or expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under Article 9 hereof (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

      "FAIRNESS OPINION" means the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transactions contemplated by this Agreement to the holders of Triton's publicly-traded debt, from a financial point of view.

      "FCC CONSENT" means the consent of the FCC to the transfer and assignment of the Licenses by Seller to Buyer in accordance with the terms of this Agreement.

      "FINAL ORDER" means action by a Governmental Authority as to which (i) no request for stay by such authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such authority, and the time for filing any such petition has passed; (iii) such authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of such authority's action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, local or other governmental authority or regulatory body.

      "LAW" means (i) any foreign, federal, state and local law, statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Authority, and (ii) common law.

      "LICENSES" means, collectively, the Original License, the Partitioned License and the Modified License.

      "LOSSES" means any loss, cost, obligation, liability, settlement payment, award, judgment, fine, penalty, damage, expense, deficiency or other charge.

      "MODIFIED LICENSE" means the resulting FCC license retained by Seller in respect of the spectrum of the Original License remaining after the Partition.

      "PARTITION" means the partitioning of the Partitioned License from the Original License in accordance with the terms of this Agreement and the FCC Consent.

      "PARTITIONED LICENSE" has the meaning set forth in the Recitals to this Agreement.

      "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or entity or Governmental Authority.

      "POST-CLOSING CLAIMS" means all liabilities and obligations arising out of or relating to the Partitioned License and relating to the period from and after the Closing, excluding any liabilities and obligations relating to the Modified License.

      "PRE-CLOSING CLAIMS" means all liabilities and obligations arising out of or relating to the Licenses other than the Post-Closing Claims.

      "PURCHASE PRICE" has the meaning set forth in Section 2.2 of this Agreement.

                                   ARTICLE 2

                                PURCHASE AND SALE

      2.1 Purchase of Partitioned License. On the Closing Date, upon the terms and subject to the representations, warranties, covenants, agreements and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Partitioned License, free and clear of all Encumbrances.

      2.2 Purchase Price. Subject to Articles 7 and 10 hereof, at the Closing, Buyer shall pay to Seller in cash by wire transfer of immediately available funds an amount equal to Sixty-Five Million Dollars ($65,000,000) (the "PURCHASE PRICE").

      2.3 Assumed Liabilities. Buyer shall not assume, or otherwise be responsible for, any liabilities, obligations or indebtedness of Seller or any of its Affiliates or shareholders, whether direct or indirect, liquidated or unliquidated, known or unknown, whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether arising out of occurrences prior to, at or after the date hereof.

      2.4 Microwave Relocation Reimbursements. Seller shall be entitled to receive all microwave reimbursements paid by third parties for microwave relocation related to the Licenses and (i) undertaken by Seller or its Affiliates prior to Closing or (ii) undertaken by any Person (other than Seller or its Affiliates) prior to Closing for which Seller or its Affiliates reimbursed such Person for a portion of such microwave relocation costs.

                                   ARTICLE 3

                                     CLOSING

      3.1 Closing. Subject to the fulfillment or waiver of the parties' respective conditions to closing set forth in Article 7 and Article 8, the closing of the sale and purchase of the Partitioned License (the "CLOSING") shall occur at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C., 20036 at 10:00 A.M., local time, on the date that is three (3) Business Days after the date on which the FCC Consent shall have become a Final Order, or such other time and place as the parties may otherwise agree (such date, the "CLOSING DATE"). The Closing shall be deemed to have occurred at 12:01 a.m. on the Closing Date.

      3.2 Buyer and Triton Closing Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 7, at the Closing Buyer and Triton shall deliver to Seller all of the following:

            (a) Buyer shall deliver the Purchase Price as set forth in Section
2.2 in accordance with written payment instructions to be provided by Seller to Buyer no later than two (2) Business Days prior to Closing;

            (b) Buyer and Triton shall deliver a certificate of an officer of Buyer's manager and of an officer of Triton, dated as of the Closing Date, certifying that as of the Closing the representations and warranties of Buyer and Triton, as the case may be, contained in this Agreement are true and correct in all material respects at and as of the Closing (except to the extent such representations and warranties are made as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date) and that Buyer and Triton, as the case may be, have complied or satisfied in all material respects their respective covenants and agreements to the extent to be performed at or prior to Closing under this Agreement;

            (c) Buyer and Triton shall deliver a certificate of an officer of Buyer's manager and of an officer of Triton, dated as of the Closing Date, certifying resolutions of each of Buyer and Triton, as applicable, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

            (d) Buyer shall deliver an instrument of assignment of the Partitioned License, substantially in the form of Exhibit 3.2(d) hereto (the "ASSIGNMENT"), duly executed on behalf of Buyer; and

            (e) all Consents required to be obtained by Buyer and Triton.

      3.3 Seller and AT&T Wireless Closing Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 8, at the Closing Seller and AT&T Wireless shall deliver to Buyer all of the following:

            (a) Seller and AT&T Wireless shall deliver a certificate of Seller's manager and of an officer of AT&T Wireless, dated as of the Closing Date, certifying that as of the Closing (i) the representations and warranties of Seller and AT&T Wireless, as the case may be, contained in this Agreement are true and correct in all material respects at and as of the Closing (except to the extent such representations and warranties are made as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) Seller and AT&T Wireless, as the case may be, have complied or satisfied in all material respects their respective covenants and agreements to the extent to be performed at or prior to the Closing under this Agreement;

            (b) Seller and AT&T Wireless shall deliver a certificate of Seller's manager and of an officer of AT&T Wireless, dated as of the Closing Date, certifying resolutions of each of the board of directors (or the equivalent thereof) of Seller and of AT&T Wireless, as applicable, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

            (c) the Assignment, duly executed on behalf of Seller; and

            (d) an opinion of Seller's FCC counsel, dated as of the Closing Date, substantially in the form of Exhibit 3.3(d) attached hereto.

      3.4 Payment of Transfer Taxes. Buyer shall pay or cause to be paid at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, gains taxes (including real property gains tax or other similar taxes), transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes, payable in connection with the consummation of the transactions as contemplated by this Agreement.

                                    ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF SELLER AND AT&T WIRELESS

      Seller and AT&T Wireless, as applicable, hereby represent and warrant to Buyer as follows:

      4.1 Organization of Seller and AT&T Wireless.

            (a) Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware. AT&T Wireless owns 100% of the equity interests of Seller and holds 100% of all voting rights in Seller. No holder of equity interests of Seller other than AT&T Wireless must consent to, or approve, this Agreement and the transactions contemplated hereby in order for them to be authorized in accordance with the organizational documents of Seller.

            (b) AT&T Wireless is a corporation, duly organized, validly existing and in good standing under the laws of Delaware.

      4.2 Authority of Seller. Seller has full power and authority to own, lease and operate its properties with respect to the Licenses and assets and to carry on its business with respect to the Licenses as now being conducted. Subject to receipt of FCC Consent and HSR Approval, Seller has full power and authority to execute, deliver and perform this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement (any such agreement, document or instrument, an "ANCILLARY DOCUMENT"). The execution, delivery and performance of this Agreement and each Ancillary Document by Seller have been duly authorized and approved by all necessary action of Seller (including all necessary action by any of its directors, members, equity owners or managers). This Agreement and each Ancillary Document are the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally, and general principles of equity.

      4.3 Authority of AT&T Wireless. Subject to the receipt of the FCC Consent and HSR Approval, AT&T Wireless has full power and authority to execute, deliver and perform this Agreement and any Ancillary Document. The execution, delivery and performance of this Agreement and each Ancillary Document by AT&T Wireless have been duly authorized and approved by all necessary action of AT&T Wireless (including all necessary action by any of its directors). This Agreement and each Ancillary Document are the legal, valid and binding obligations of AT&T Wireless, enforceable against it in accordance with their respective terms, except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally, and general principles of equity.

      4.4 No Conflicts. Except for the FCC Consent and HSR Approval, neither the execution or delivery of this Agreement or any Ancillary Document nor the consummation of any of the transactions contemplated hereby or thereby or compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will (i) result in the creation or imposition of any Encumbrance upon any of the Licenses, or (ii) violate or conflict with, with or without notice or lapse of time or both, result in a breach of the terms, conditions or provisions of, with or without notice or lapse of time or both, constitute a default, an event of default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under, or require any notice to, order, authorization or approval of, registration, declaration or filing with or consent (each of the effects specified in the foregoing clauses (i) and (ii), collectively, the "DEFAULTS") under: (1) any note, indenture, instrument, agreement, contract, mortgage, lease, license, franchise, permit or other authorization, rights restriction or obligation to which Seller or AT&T Wireless is a party or any of the Licenses are subject or by which Seller or AT&T Wireless is, or any of its assets are, bound; (2) any Court Order to which Seller or AT&T Wireless is a party or any of the Licenses are subject or by which Seller or AT&T Wireless is, or any of its assets are, bound; (3) any applicable Law; or (4) the Articles of Incorporation or bylaws or other organizational documents of Seller or AT&T Wireless.

      4.5 The Licenses. Seller has performed all of its material obligations required to have been performed under the Original License, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach of, or default under, the Partitioned License which permits or, after notice or lapse of time or both, would permit revocation or termination of the Partitioned License, or which might adversely affect in any material respect the rights of Seller under any of the Licenses; no notice of cancellation, of default or of any dispute concerning the Original License, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller, and the Original License is valid, existing and in full force and effect. The Licenses may be assigned and transferred to Buyer in accordance with this Agreement. The Licenses will expire on June 3, 2005 and Seller has no reason to believe that the Licenses are not likely to be renewed in the ordinary course.

      4.6 Title to Licenses. Seller is the authorized holder of the Original License, free and clear of all Encumbrances. Upon delivery to Buyer on the Closing Date, Seller will transfer to Buyer good and marketable title to the Partitioned License, subject to no indebtedness or Encumbrances.

      4.7 No Violation, Litigation or Regulatory Action.

            (a) Neither the execution and delivery of this Agreement nor the consummation by Seller or AT&T Wireless of the transactions contemplated by this Agreement will require any consent, approval or authorization of, or filing with or notification to, any Governmental Authority, except (i) in connection with the applicable requirements of the HSR Act and (ii) the FCC Consent and such filings as may be required by the FCC.

            (b) Seller has complied in all material respects with all Laws which are applicable to the Original License or to its ownership, operation and holding thereof, including, without limitation, Section 310(b) of the Communications Act, and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership, the CMRS spectrum cap and A Block eligibility.

            (c) As of the date hereof, other than regulatory proceedings of general applicability, there is no investigation, claim, action, suit or other proceeding pending or, to the best knowledge of Seller or AT&T Wireless, threatened against it or relating to Seller or AT&T Wireless or their respective assets, including the Original License which, individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension or material adverse modification of any of the Licenses or would reasonably be expected to have a material adverse effect on (i) any of the Licenses, (ii) the ability of Seller or AT&T Wireless to perform their respective obligations hereunder, or (iii) the FCC Consent.

      4.8 Finder Fees. No broker or finder has acted on behalf of Seller or AT&T Wireless in connection with the transactions contemplated hereby, and no Person engaged by Seller or AT&T Wireless is entitled to a broker's, finder's or similar fee in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

      4.9 Orders; Contracts; Agreements.

            (a) (i) Seller is not subject to, or in default under, any outstanding order, writ, injunction or decree, and (ii) there are no contracts or agreements to which it or any of its Affiliates is a party which, (in the case of each of clauses (i) and (ii) above) individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension or adverse modification of any of the Licenses or would reasonably be expected to have an adverse effect on (A) any of the Licenses, (B) the ability of Seller to perform its obligations hereunder, or (C) obtaining the FCC Consent.

            (b) Neither Seller nor any of its Affiliates is a party to, or is bound by, nor is the Original License subject to, any of the following agreements, contracts or arrangements that would bind, be enforceable against, relate to, encumber or in any other way affect Buyer or the Partitioned License from and after the Closing, except for agreements between Seller or its Affiliates and Buyer or Triton:

                  (i) any lease, construction or management agreement that in any manner restricts the use, sale, operation, construction, modification, assignment or disaggregation of the Original License; or

                  (ii) any indenture, agreement, note, mortgage, guaranty or other instrument which evidences or relates to any loan of money to, or indebtedness for money borrowed by Seller or any of its Affiliates that in any manner restricts the use, sale, operation, construction, modification, assignment or disaggregation of the Original License; or

                  (iii) any license, agreement or other contract relating to patents, trademarks, trade names, techniques or copyrights or applications for any thereof, inventions, trade secrets or other proprietary know-how or technical assistance that in any manner restricts the use, sale, operation, construction, modification, assignment or disaggregation of any of the Licenses. Neither Seller nor any of its Affiliates is a party to, or is bound by, nor is the Original License subject to, any agreement, other than this Agreement, relating to any direct or indirect acquisition of the Original License, whether written or oral.

      4.10 FCC Matters.

            (a) Seller is the exclusive authorized, legal holder of the Licenses. The Licenses have been granted by Final Order and authorize, without further consent or authorization from the FCC, the construction and operation of PCS systems in the license areas and frequencies indicated on Schedule A. The Original License is valid and in full force and effect without condition, except those conditions stated on the Original License and except conditions applicable to broadband licenses generally or holders of A Block broadband PCS licenses specifically and are unimpaired by any acts or omissions of Seller or its Affiliates. All material reports and other documents related to the Original License required to be filed by Seller and its Affiliates with the FCC and with state regulatory authorities have been filed. All such reports and documents are correct in all material respects.

            (b) At the time of its application for the issuance of the Original License, Seller was eligible, and remains eligible, to hold A Block broadband PCS spectrum. Subject to obtaining the FCC Consent and any other Consents required to be obtained by Seller, Seller has the absolute and unrestricted right, power and authority under applicable Law to assign the Partitioned License to Buyer.

            (c) Except for restrictions that are generally applicable to broadband PCS licenses pursuant to the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), and the FCC's rules, the Licenses, upon the Closing, will not be subject to any Encumbrance.

      4.11 Microwave Relocation. All incumbent microwave licensees have been relocated from the spectrum described on Schedule B and Seller holds the only FCC license associated with the spectrum described on Schedule B.

                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF BUYER AND TRITON

      Buyer and Triton, as applicable, hereby represent and warrant to Seller as follows:

      5.1 Organization of Buyer and Triton. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Triton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      5.2 Authority of Buyer and Triton . Buyer and Triton have full power and authority to execute, deliver and perform this Agreement and any Ancillary Document. The execution, delivery and performance of this Agreement and each Ancillary Document have been duly authorized and approved by all necessary action of Buyer (including the manager of Buyer) and Triton (including the directors of Triton). This Agreement and each Ancillary Document are the legal, valid and binding agreements of Buyer and Triton, enforceable against Buyer and Triton in accordance with their respective terms, except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally, and general principles of equity.

      5.3 No Conflicts. Subject to receipt of the FCC Consent, the HSR Approval and the Fairness Opinion, neither the execution or delivery of this Agreement or any Ancillary Document nor the consummation of any of the transactions contemplated hereby or thereby or compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will violate or conflict with, with or without notice or lapse of time or both, result in a breach of the terms, conditions or provisions of, or with or without notice or lapse of time or both constitute a default, an event of default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under, or require any order, authorization or approval of, registration, declaration or filing with or consent under: (1) any note, indenture, instrument, agreement, contract, mortgage, lease, license, franchise, permit or other authorization, rights restriction or obligation to which Buyer or Triton is a party or by which Buyer or Triton is bound; (2) any Court Order to which Buyer or Triton is a party or by which Buyer or Triton is bound; (3) any applicable Law; or (4) the organizational documents of Buyer or Triton.

      5.4 No Finder Fees. No broker or finder has acted on behalf of Buyer in connection with the transactions contemplated hereby, and no Person engaged by Buyer is entitled to a broker's, finder's or similar fee in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

      5.5 Litigation. As of the date hereof, there is no investigation, claim, action, suit or other proceeding pending or, to the best knowledge of Buyer or Triton, threatened against Buyer or Triton or relating to Buyer or Triton which, individually or collectively, would have a material adverse effect on the ability of Buyer or Triton to perform its obligations hereunder, the FCC Consent or the financial condition, assets, business, prospects or results of operations of Buyer or Triton, nor is Buyer or Triton aware of any reasonable basis for any such investigation, claim, action, suit or proceeding.

      5.6 Qualification. As of the date hereof, Buyer is legally qualified to be an FCC licensee generally and specifically with regard to the Partitioned License, and to Buyer's knowledge, to receive any authorization or approval from any Governmental Authority necessary for it to acquire the Partitioned License. Buyer is in compliance with Section 310(b) of the Communications Act, and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership and the CMRS spectrum cap.

      5.7 Financial Capability. As of the date hereof, Triton has, and as of the Closing will have, adequate availability under existing credit facilities and adequate available cash to ensure that Buyer has sufficient funds available to complete the purchase of the Partitioned License pursuant to the terms of this Agreement without requiring additional financing or the consent of Triton's or any of its Affiliates' lenders.

                                    ARTICLE 6

                                    COVENANTS

      The parties hereto covenant and agree to take the following actions:

      6.1 Preserve Accuracy of Representations and Warranties. Each of the parties hereto (i) shall refrain from taking any action that would render any of its representations or warranties contained in this Agreement inaccurate in any material respect at all times through the Closing Date, (ii) shall use its commercially reasonable efforts to cause all of its representations and warranties in this Agreement to remain true and correct at all times through the Closing Date, (iii) shall use its commercially reasonable efforts to cause all conditions to the obligations of the other parties hereto to consummate the transactions contemplated hereby set forth herein to be satisfied, and (iv) shall take all actions that may be reasonably necessary in order to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and to comply with applicable Law. Each party shall promptly notify the other in writing of (a) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge any transaction contemplated by this Agreement, (b) any development causing a breach of any of the representations and warranties of such party in Articles 4 or 5 hereof, as applicable, or (c) any action, suit, claim, proceeding or investigation that may, to its knowledge, be threatened, or may be brought, asserted or commenced against such party which would have been disclosed in Articles 4 or 5 hereof, as applicable, if such action, suit, claim, proceeding or investigation had arisen prior to the date hereof. Notwithstanding the foregoing, no disclosure by any party pursuant to this Section 6.1 shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentations, breach of warranty or breach of covenant herein.

      6.2 Consents of Third Parties; Governmental Approvals.

            (a) Consents. Except as otherwise specifically provided herein, each party hereto shall act diligently and shall use commercially reasonable efforts to secure at each party's own expense and as promptly as practicable, but in no event later than the Closing Date, all consents, approvals or waivers it requires, in form and substance reasonably satisfactory to each party, to partition the Partitioned License from the Original License and to assign the Partitioned License to Buyer or to otherwise satisfy the conditions set forth herein (the "CONSENTS"); provided, that Seller shall not make any agreement or understanding affecting any of (i) the Licenses or (ii) Buyer, as a condition for obtaining any such Consent, except with the prior written consent of Buyer. Triton shall use commercially reasonable efforts to secure the Fairness Opinion as promptly as practicable, but in no event later than the Closing Date.

            (b) FCC Consent.

                  (i) Each party hereto covenants and agrees to act diligently and use commercially reasonable efforts to obtain, as promptly as possible, the FCC Consent as provided herein for the Partition and the assignment of the Partitioned License to Buyer, and shall, in any event, no later than ten (10) Business Days after the date of this Agreement, file appropriate applications with the FCC for the Partition and the assignment of the Partitioned License to Buyer. Notwithstanding anything to the contrary herein, neither Seller nor any of its Affiliates shall make any filing with the FCC that could adversely affect the Licenses, the transactions contemplated hereby or obtaining the FCC Consent, and neither Buyer nor any of its Affiliates shall make any filing with the FCC that could adversely affect the Licenses, the transactions contemplated hereby or obtaining the FCC Consent.

                  (ii) Each party hereto shall (A) promptly deliver to the other party hereto any notice or inquiry received by it from the FCC with respect to any of the filings made pursuant to Section 6.2(b)(i) or the Licenses, (B) cooperate with the other party hereto in formulating a response to any such notice or inquiry indicated in clause (A) of this Section 6.2(b)(ii), and (C) promptly file with the FCC a response to any such notice or inquiry indicated in clause (A) of this Section 6.2(b)(ii), which response shall be reasonably acceptable to each party.

            (c) HSR Filing. Within ten (10) Business Days after the date of this Agreement, the parties shall make, or cause to be made, any and all filings which are required under the HSR Act (the "HSR APPROVAL") with respect to the transactions contemplated hereby and shall request early termination of any waiting periods thereunder. Each party shall furnish to the other such necessary information and reasonable assistance as any other party may request in connection with its preparation of necessary filings or submissions pursuant to the provisions of the HSR Act. If the Federal Trade Commission or the Department of Justice requests additional information from the parties or imposes any condition upon the transactions contemplated hereby, the parties will cooperate with each other, the Federal Trade Commission and the Department of Justice; provided, however, that nothing herein shall compel either party or any Affiliate of such party to comply with any condition imposed upon such party or such Affiliate that is adverse to the interests of such party or its Affiliates as determined by such party in the exercise of its reasonable business judgment. Buyer shall pay one-half of the filing fees, if any, required under the HSR Act, and Seller shall pay one-half of the filing fees, if any, required under the HSR Act.

            (d) Necessary Information. Each party hereto shall furnish to the other party all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by Buyer or Seller or any other party with any Governmental Authority in connection with the transactions contemplated hereby or otherwise to determine compliance with applicable Law.

      6.3 Operations Prior to the Closing Date. At all times prior to the Closing, Seller shall keep and maintain the Original License current and in good standing. Seller shall comply in all material respects with all applicable Laws, including all Laws relating to the Original License or its use. Seller shall retain control of the Licenses at all times prior to the Closing. Seller shall not: (i) directly or indirectly sell, lease, transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, the Licenses or any interest therein or negotiate therefor to the extent such action would be inconsistent with the consummation of the transactions contemplated by this Agreement or otherwise breach or violate this Agreement; (ii) take or permit to be taken any action to adversely affect, impair or subject to forfeiture or cancellation the Licenses; or (iii) take or agree to take any other action inconsistent with the consummation of the transactions contemplated by this Agreement. Seller shall not incur any material obligation or liability, absolute or contingent, relating to or affecting any of the Licenses. No later than five (5) Business Days prior to the Closing Date, Seller shall (a) remove all Encumbrances on the Original License and (b) clear all of its operations from the spectrum of the Partitioned License. Seller will perform all of its material obligations required to be performed under all of the Original License. On the Closing Date, Seller will be the exclusive, authorized, legal holder of the Licenses.

      6.4 Exclusivity. Until the termination of this Agreement, Seller will not (and Seller will cause its Affiliates and each of their representatives or advisors, including counsel, lenders and financial advisors ("REPRESENTATIVES") not to): (i) solicit, initiate or encourage the submission of any proposal, bid or offer from any Person relating to the sale, lease or other disposition of (A) the Partitioned License or any interest therein; (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing with respect to the Partitioned License; or (iii) enter into any contract, agreement or understanding to do any of the actions identified in clauses (i) or (ii) of this
Section 6.4.

      6.5 Build-Out Obligations. Buyer shall bear full responsibility for, and exercise full authority and control over, satisfaction and compliance in all material respects with all construction milestones and build-out obligations imposed by the FCC with respect to the Licenses.

      6.6 No Restrictions on Licenses.

            (a) Prior to Closing, except for conditions and requirements imposed by the Communications Act, Seller shall take all necessary action to ensure that from and after the Closing, the Licenses will not be subject to, except as may be required by the rules and regulations of the FCC, (A) any note, indenture, instrument, agreement, contract, mortgage, lease, license, franchise, permit or other authorization, rights restriction or obligation to which Seller is, or shall become, a party or the Original License is, or the Partitioned License shall become, subject or by which Seller is, or shall become, bound or any of Seller's assets are, or shall become, bound (in each case, including, without limitation, those as of the date hereof), or (B) any Court Order to which Seller is, or shall become, a party or the Original License is, or the Partitioned License shall become, subject or by which Seller is, or shall become, bound or any of Seller's assets are, or shall become, bound (in each case, including, without limitation, those as of the date hereof).

            (b) Seller shall not, and shall not allow any of its Affiliates, to enter into, become a party to, or become bound by, or allow the Original License to become subject to, any of the following agreements, contracts or arrangements that would bind, be enforceable against, relate to, encumber or in any other way affect Buyer or the Licenses from and after the Closing:

                  (i) any lease, construction or management agreement that in any manner restricts the use, sale, operation, construction, modification, assignment or disaggregation of the Partitioned License; or

                  (ii) any indenture, agreement, note, mortgage, guaranty or other instrument which evidences or relates to any loan of money to, or indebtedness for money borrowed by Seller or any Affiliate of Seller that in any manner restricts the use, sale, operation, construction, modification, assignment or disaggregation of the Partitioned License; or

                  (iii) any license, agreement or other contract relating to patents, trademarks, trade names, techniques or copyrights or applications for any thereof, inventions, trade secrets or other proprietary know-how or technical assistance that in any manner restricts the use, sale, operation, construction, modification, assignment or disaggregation of the Partitioned License.

      6.7 Reasonable Efforts. Subject to the terms and conditions hereof, each of the parties hereto agrees to act diligently and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to cause the Closing to occur and to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including executing and delivering or causing to be executed and delivered such other documents, instruments, certificates and agreements as may be reasonably requested by the other party hereto. The parties mutually agree that time is of the essence with respect to the performance of this Agreement and the transactions contemplated herein.

                                   ARTICLE 7

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER AND TRITON

      The obligation of Buyer and Triton to perform their obligations under this Agreement to be performed at Closing shall be, at the option of Buyer and Triton, subject to the satisfaction of the conditions set forth below on or prior to the Closing Date. These conditions are for Buyer's and Triton's sole benefit and may be waived by Buyer or Triton at any time in their sole discretion.

      7.1 No Misrepresentation or Breach of Covenants and Warranties. The representations and warranties of Seller and AT&T Wireless contained or referred to herein shall be true and correct in all material respects as of the Closing as though made at and as of such time, except to the extent they are specifically made as of another date, in which case they shall be true and correct in all material respects as of such other date, and Seller and AT&T Wireless shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by Seller and AT&T Wireless prior to or at the Closing.

      7.2 No Restraint. No action, suit, litigation, investigation or proceeding shall have been instituted or threatened (i) seeking damages or injunctive relief against Buyer or Triton in connection with the transactions contemplated hereby, which is reasonably likely to have a material adverse effect on Buyer or Triton, other than any such litigation or proceeding commenced by or at the direction of Buyer, any member of Buyer or Triton, or (ii) which would materially adversely affect the right of Buyer to own and control the Partitioned License following the Closing. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing or the consummation of the transactions contemplated hereby.

      7.3 Consents. The FCC Consent shall have been obtained and shall have become a Final Order, without the imposition of any terms, conditions or provisions outside the ordinary course, the waiting periods under the HSR Act shall have expired or been terminated and the Fairness Opinion shall have been obtained.

      7.4 Closing Deliveries. Seller and AT&T Wireless shall have delivered to Buyer each of the deliveries set forth in Section 3.3 hereof.

      7.5 Further Documents. Seller and AT&T Wireless shall have executed and delivered to Buyer such other documents, instruments, certificates and agreements, or shall have taken or caused to be taken such other actions reasonably requested by Buyer or Triton in order to effect the transactions contemplated by this Agreement.

      7.6 No Encumbrances. The Licenses shall be free and clear of all Encumbrances.

                                   ARTICLE 8

       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER AND AT&T WIRELESS

      The obligation of Seller and AT&T Wireless to perform their obligations under this Agreement to be performed at Closing shall be, at the option of Seller and AT&T Wireless, subject to the satisfaction of the conditions set forth below on or prior to the Closing Date. These conditions are for Seller's and AT&T Wireless' sole benefit and may be waived by Seller or AT&T Wireless at any time in their sole discretion.

      8.1 No Misrepresentation or Breach of Covenants and Warranties. The representations and warranties of Buyer and Triton contained or referred to herein shall be true and correct in all material respects as of the Closing as though made at and as of such time, except to the extent they are specifically made as of another date, in which case they shall be true and correct in all material respects as of such other date, and Buyer and Triton shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by Buyer and Triton prior to or at the Closing.

      8.2 No Restraint . No action, suit, litigation, investigation or proceeding shall have been instituted or threatened seeking damages or injunctive relief against Seller, or AT&T Wireless in connection with the transactions contemplated hereby, which is reasonably likely to have a material adverse effect on Seller or AT&T Wireless, other than any such litigation or proceeding commenced by or at the direction of Seller, any member of Seller or AT&T Wireless. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing or the consummation of the transactions contemplated hereby.

      8.3 Consents. The FCC Consent shall have been obtained, and the waiting periods under the HSR Act shall have expired or been terminated.

      8.4 Necessary Third Party Consents. Buyer and Triton shall have delivered all Consents required to be obtained by Buyer and Triton to consummate the transaction contemplated by this Agreement.

      8.5 Closing Deliveries. Buyer and Triton shall have delivered to Seller each of the deliveries set forth in Section 3.2 hereof.

      8.6 Further Documents. Buyer or Triton shall have executed and delivered to Seller such other documents, instruments, certificates and agreements, or shall have taken or caused to be taken such other actions reasonably requested by Seller and AT&T Wireless in order to effect the transactions contemplated by this Agreement.

                                   ARTICLE 9.

                                 INDEMNIFICATION

      9.1 Survival. All of the representations, warranties and covenants of the parties contained herein shall survive the Closing and shall continue in full force and effect until the two (2) year anniversary of the Closing Date, except that the representations and warranties set forth in Sections 4.2, 4.5 and 5.2 shall survive the Closing until the expiration of the applicable statute of limitations, and the covenants to be performed in whole or in part after the Closing shall survive until performed in full. Notwithstanding the foregoing, if any claim for indemnification pursuant to this Article 9 with respect to a breach of the representations, warranties or covenants contained herein is made on or before the end of any such applicable period, such representations, warranties or covenants shall be deemed to survive with respect to the matter claimed as of the end of such period until resolved as provided herein.

      9.2 Indemnification by Seller. After the Closing, Seller agrees to indemnify and hold Buyer and its Affiliates and their respective officers, directors, Representatives, shareholders, members, partners, agents and employees harmless against and with respect to, and shall reimburse Buyer and its Affiliates and such other Persons for (a) any and all Losses and Expenses resulting from any untrue representation or breach of warranty by Seller or the nonfulfillment of any covenant to be performed by Seller contained in this Agreement or in any Ancillary Document and (b) any Pre-Closing Claim. Notwithstanding anything to the contrary contained herein, Seller will not be required to indemnify, and will not otherwise be liable to, Buyer with respect to any Losses or Expenses arising under this Section 9.2 with respect to any breach of the representations and warranties of Seller set forth herein unless Buyer gives Seller written notice of such claim pursuant to Section 9.4 on or prior to the expiration of the period for bringing such claim set forth in
Section 9.1 hereof.

      9.3 Indemnification by Buyer. After the Closing, Buyer agrees to indemnify and hold Seller and its Affiliates and their respective officers, directors, Representatives, shareholders, members, partners, agents and employees harmless against and with respect to, and shall reimburse Seller and such other Persons for (a) any and all Losses and Expenses resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or any Ancillary Document; and (b) any Post-Closing Claim. Notwithstanding anything to the contrary contained herein, Buyer will not be required to indemnify, and will not otherwise be liable to Seller with respect to any Losses or Expenses arising under this Section 9.3 with respect to any breach of the representations and warranties of Buyer set forth herein unless Seller gives Buyer written notice of such claim pursuant to Section 9.4 on or prior to the expiration of the period for bringing such claim set forth in
Section 9.1 hereof.

      9.4 Procedure for Indemnification.

                  (a) The party claiming indemnification (the "CLAIMANT") shall promptly give notice to the party from which indemnification is claimed (the "INDEMNIFYING PARTY") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim and the amount thereof (if known and quantifiable). If the claim is brought by a third party, such notice shall be given within twenty (20) days of the Claimant receiving written notice from the third party of such claim. Notwithstanding the foregoing, the claimant's failure to give such notice shall not impair the Claimant's rights hereunder unless the Indemnifying Party is materially prejudiced thereby.

            (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized Representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim, subject to the terms hereof. If the Claimant and the Indemnifying Party do not agree within thirty (30) days following receipt of notice of the claim from the Claimant (or any mutually agreed upon extension thereof), the Claimant may seek an appropriate remedy.

            (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim (by written notice to the Claimant no later than five (5) days after receipt of such claim), and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense and the Indemnifying Party shall not enter into any settlement of such claim which would result in liability without the Claimant's prior written consent (which shall not be unreasonably withheld or delayed); provided, however, that the Indemnifying Party shall pay the Claimant's Expenses if, in the reasonable judgment of Claimant's counsel, representation of both the Claimant and Indemnifying Party with respect to such claim would result in a conflict of interests or legal defenses and theories are available to Claimant that are not available to the Indemnifying Party. If the Indemnifying Party does not elect to participate or assume control of the defense of any third-party claim, the Claimant will not enter into any settlement of such claim which could result in indemnification liability without the Indemnifying Party's prior written consent (which shall not be unreasonably withheld or delayed). Any such settlement will be binding upon Buyer or Seller, as the case may be, for purposes of determining whether any indemnification payment is required pursuant to this Article 9.

                                   ARTICLE 10

                                   TERMINATION

      10.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

            (a) by the mutual written consent of Seller and Buyer;

            (b) by either Buyer or Seller upon written notice to the other, in the event that Buyer or Triton, in the case of a termination by Seller, or Seller or AT&T Wireless, in the case of a termination by Buyer, has materially breached its representations, warranties, covenants or agreements contained in this Agreement and, if such breach is capable of being cured, failed to cure such breach within thirty (30) days of written notice by the terminating party of such breach; provided, however, that the terminating party is not itself in material breach of its representations, warranties, covenants or agreements contained herein;

            (c) by either Buyer or Seller upon written notice to the other, if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

            (d) by Buyer upon written notice to Seller upon the occurrence of a Buyer Termination Event (as defined below);

            (e) by Seller upon written notice to Buyer upon the occurrence of a Seller Termination Event (as defined below);

            (f) subject to Section 10.2, by either Buyer or Seller upon written notice to the other party hereto if the Closing shall not have occurred on or before the date that is 12 months from the date of the Agreement and Buyer or Triton, in the case of a termination by Buyer, or Seller or AT&T Wireless, in the case of a termination by Seller, is not then in material breach of any of its representations, warranties, covenants or agreements under this Agreement; or

            (g) by either Buyer or Seller upon written notice to the other if Buyer has not obtained the Fairness Opinion by 5:00 P.M., Washington, D.C. time, on October 31, 2002.

      For purposes of Section 10.1(d) above, "BUYER TERMINATION EVENT" means any of the following: (1) the failure of Seller or AT&T Wireless to keep and maintain the Licenses, directly or indirectly, in good standing, free and clear of all Encumbrances; (2) the failure of Seller to deliver the Partitioned License to Buyer at the Closing, free and clear of all Encumbrances; or (3) Seller or any of its Affiliates becomes insolvent, or is unable to pay its debts as they become due, or makes an assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or suffers the filing of an involuntary petition in bankruptcy, or seeks protection from creditors under any state law provision, or becomes subject to the appointment of a trustee or receiver over its assets.

      For the purposes of Section 10.1(e) above, "SELLER TERMINATION EVENT" means any of the following: (1) failure of Buyer or Triton to pay the Purchase Price in accordance with the terms hereof, or (2) Buyer or any of its Affiliates becomes insolvent, or is unable to pay its debts as they become due, or makes an assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or suffers the filing of an involuntary petition in bankruptcy, or seeks protection from creditors under any state law provision, or becomes subject to the appointment of a trustee or receiver over its assets.

      10.2 Effect of Termination. In the event of termination of this Agreement by either party, all rights and obligations of the parties under this Agreement shall terminate without any liability of either party to the other party (except for any liability of either party for any breach of this Agreement, in which case the non-breaching party shall have all rights and remedies available at law or in equity). Notwithstanding anything to the contrary contained herein, the provisions of Sections 10.2, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.12, 11.13 and
11.14 shall expressly survive the expiration or termination of this Agreement.

                                   ARTICLE 11

                               GENERAL PROVISIONS

      11.1 Mutual Guarantee.

            (a) AT&T Wireless absolutely, unconditionally and irrevocably guarantees, as principal and not as surety, to Buyer and its successors and permitted assigns the full and prompt payment and performance by Seller of all of Seller's obligations under, pursuant to or in connection with this Agreement and all Ancillary Documents, including without limitation, the performance by Sellers of all Seller's covenants contained in this Agreement and all of Seller's indemnification obligations pursuant to Article 9 (all such guaranteed obligations, the "SELLER GUARANTEED OBLIGATIONS"). Such guarantee shall apply and survive until all Seller Guaranteed Obligations are performed and satisfied in accordance with the terms of this Agreement and all Ancillary Documents. AT&T Wireless hereby waives any provision of any statute or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of any obligee against a guarantor or surety following a default or failure of performance by an obligor with respect to whose obligations the guarantee is provided. To the fullest extent permitted by applicable Law, AT&T Wireless hereby waives presentment to, demand of payment from and protest of any Seller Guaranteed Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable Law, the obligations of AT&T Wireless hereunder shall not be affected by (i) the failure of the applicable obligee to assert any claim or demand or to enforce any right or remedy against AT&T Wireless or Seller pursuant to the provisions of this Agreement or otherwise and (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this
Section 11.1, unless consented to in writing by Buyer.

            (b) Triton absolutely, unconditionally and irrevocably guarantees, as principal and not as surety, to Seller and its successors and permitted assigns the full and prompt payment and performance by Buyer of all of Buyer's obligations under, pursuant to or in connection with this Agreement and all Ancillary Documents, including without limitation, the performance by Buyer of all Buyer's covenants contained in this Agreement and all of Buyer's indemnification obligations pursuant to Article 9 (all such guaranteed obligations, the "BUYER GUARANTEED OBLIGATIONS"). Such guarantee shall apply and survive until all Buyer Guaranteed Obligations are performed and satisfied in accordance with the terms of this Agreement and all Ancillary Documents. Triton hereby waives any provision of any statute or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of any obligee against a guarantor or surety following a default or failure of performance by an obligor with respect to whose obligations the guarantee is provided. To the fullest extent permitted by applicable Law, Triton hereby waives presentment to, demand of payment from and protest of any Buyer Guaranteed Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable Law, the obligations of Triton hereunder shall not be affected by (i) the failure of the applicable obligee to assert any claim or demand or to enforce any right or remedy against Triton or Buyer pursuant to the provisions of this Agreement or otherwise and (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Section 11.1, unless consented to in writing by Seller.

      11.2 Confidential Nature of Information. Each party agrees that it shall, and shall cause each of its Affiliates and its and their respective Representatives to, treat in confidence all documents, materials and other information which it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents. Such documents, materials and information shall not be communicated to any third Person, except to employees, Representatives or Affiliates of Buyer or Seller with a need to know and such Persons shall be informed of the confidential nature of such information. No such Person shall use any such confidential information obtained from the other in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Partitioned License and consummating the transactions contemplated hereby. The obligation of each party to treat such documents, materials and other information in confidence, or to cause such documents, materials and other information in confidence, shall not apply to any information which (a) is or becomes available to a party hereto from a source other than the other party hereto which source, to the knowledge of such party hereto, is not bound by an obligation of confidentiality with respect to such information, (b) is or becomes available to the public other than as a result of disclosure by a party hereto or its Affiliates or Representatives, (c) is required to be disclosed under applicable Law or judicial process, but only to the extent it must be disclosed, (d) is independently developed by such party without reference to the confidential information of the other party, (e) a party reasonably deems necessary to disclose to a Governmental Authority or any other Person in order to obtain any of the consents or approvals contemplated hereby, or to consummate the transactions contemplated hereby, to enforce its rights hereunder or in connection with any dispute or controversy related hereto. In the event a party reasonably deems necessary the disclosure of this Agreement to a Governmental Authority, the parties shall use reasonable commercial efforts to secure confidential treatment of this Agreement by such Governmental Authority.

      11.3 No Public Announcement. No party shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting or Securities and Exchange Commission disclosure obligations or applicable FCC disclosure obligations, including in connection with obtaining the FCC Consent, by a party or any of its Affiliates.

      11.4 Notices. All notices, certifications, requests, demands, payments and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if delivered personally, or if sent by facsimile, with transmission confirmed by telephone:

      If to Seller or AT&T Wireless, to it at:

            727 164th Avenue, N.E.
            Redmond, Washington  98052
            Attention:  Benjamin F. Stephens, Esq.
            Telephone:  (425) 580-1686
            Facsimile:  (425) 580-8729

      If to Buyer or Triton, to it at:

           1100 Cassatt Road
           Berwyn, Pennsylvania  19312
           Attention:   Mr. Daniel E. Hopkins
           Telephone:   (610) 651-5900
           Facsimile:   (610) 993-2683

      With a copy to (which shall not constitute notice):

           Dow, Lohnes & Albertson, PLLC
           1200 New Hampshire Avenue, NW, Suite 800
           Washington, DC  20036
           Attention:   Edward J. O'Connell, Esq.
           Telephone:   (202) 776-2000
           Facsimile:   (202) 776-2222

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices delivered in person shall be effective upon delivery. Notices given by facsimile shall be effective when transmitted, provided facsimile notice is confirmed by telephone and is transmitted on a Business Day during regular business hours of the receiving party.

      11.5 Successors and Assigns.

            (a) The rights of any party under this Agreement shall not be assignable by such party hereto without the prior written consent of the other party hereto.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the parties and their successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement.

      11.6 Entire Agreement; Amendments. This Agreement and the Schedules and Exhibits referred to herein and the documents delivered pursuant hereto and the letter dated July 23, 2002 from AT&T Wireless to Triton PCS Holdings, Inc. contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements and understandings between the parties hereto with regard to such subject matter. This Agreement shall not be amended, modified or supplemented except by a written instrument duly executed by each of the parties hereto.

      11.7 Waivers. Any failure of either Triton or Buyer, on the one hand, or Seller or AT&T Wireless, on the other hand to comply with any obligation, covenant, agreement or condition herein may be waived by Seller or Buyer, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      11.8 Expenses. Except as otherwise provided herein, each party hereto will pay all of its own costs and expenses incident to its negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and advisors. In the event either party shall bring an action or arbitration in connection with the performance, breach or interpretation of this Agreement, the prevailing party in any such action or arbitration shall be entitled to recover from the losing party all reasonable costs and expenses of such action or arbitration, including attorneys' fees.

      11.9 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to ensure the burdens and benefits of each party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

      11.10 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and which shall become binding when one or more counterparts have been signed by Seller and AT&T Wireless and delivered to Buyer and when one or more counterparts have been signed by Buyer and Triton and delivered to Seller.

      11.11 Further Assurances. Following the Closing, Seller shall execute and deliver to Buyer, or cause to be executed and delivered to Buyer, such other instruments of conveyance and transfer as Buyer may from time to time reasonably request or as may be otherwise necessary to more effectively convey and transfer the Partitioned License to Buyer, to vest title to the Partitioned License in Buyer, and to put the Buyer in possession of any part of the Partitioned License.

      11.12 Governing Law. This Agreement shall be governed by, enforced and construed in accordance with the internal laws of the State of New York, without regard to choice of law principles.

      11.13 Specific Performance. The parties recognize that in the event Seller should refuse to perform its obligations hereunder, monetary damages alone will not be adequate. Notwithstanding anything herein to the contrary, if Seller fails to perform any of its obligations under this Agreement, Buyer shall have the right, in addition to all other rights or remedies, to specific performance of the terms hereof. In the event of any action to enforce this Agreement specifically pursuant hereto, Seller hereby waives the defense that there is an adequate remedy at law.

      11.14 EXCLUSIVE JURISDICTION; VENUE.

            (a) EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK AND THE UNITED STATES FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

            (b) EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OR THE UNITED STATES FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 11.13 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

            (c) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.

            (d) THE PARTIES HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      11.15 Section 1031 Exchange.

            (a) Buyer agrees to cooperate with Seller in effecting the sale of the

Partitioned License as an exchange pursuant to section 1031 of the Internal Revenue Code ("SECTION 1031 EXCHANGE"), provided that such cooperation is without additional cost or obligation on the part of Buyer. Seller shall indemnify, defend and hold harmless Buyer from and against any and all losses, obligations, costs, expenses (including, without limitation, reasonable attorneys' fees), damages, claims or liabilities arising in connection with Buyer's participation in a Section 1031 Exchange pursuant to the terms of this Agreement, other than liability arising from Buyer's failure to perform its obligations under this Agreement.

            (b) Seller's rights (but none of its obligations) under this Agreement with respect to the sale of the Partitioned License may be assigned to a `qualified intermediary' or other third party ("SELLER'S INTERMEDIARY") to act on behalf of Seller for the purpose of engaging in a Section 1031 Exchange. Seller shall designate Seller's Intermediary in writing to Buyer. Buyer agrees that performance by Seller's Intermediary shall be deemed to be performance by Seller; provided, however, that the Assignment shall be executed, acknowledged and delivered by Seller.

      11.16 Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.




                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                 AT&T WIRELESS PCS, LLC
                                 By:  AT&T Wireless Services, Inc., Its Manager



                                 By:    /s/ Lew Chakrin
                                        -------------------------------------
                                 Name:  Lew Chakrin
                                 Title: Executive Vice President, Corporate
                                        Strategy and Business Development


                                 AT&T WIRELESS SERVICES, INC.



                                 By:    /s/ Mark W. Bradner
                                        -------------------------------------
                                 Name:  Mark W. Bradner
                                 Title: Vice President, Acquisitions and
                                        Development


                                 TRITON PCS, INC.



                                 By:    /s/ David D. Clark
                                        -------------------------------------
                                 Name:  David D. Clark
                                 Title: Executive Vice President and Chief
                                        Executive Officer



                                 TRITON PCS LICENSE COMPANY L.L.C.

                                 By:   Triton Management Company, Inc.,
                                       its manager



                                 By:    /s/ David D. Clark
                                        -------------------------------------
                                 Name:  David D. Clark
                                 Title: Executive Vice President and Chief
                                        Executive Officer

                                                                      SCHEDULE A
                             (to Agreement for Purchase and Sale of FCC License)


                                Original License

------------------------------------------------------------------------------------------
                                                 FREQUENCY
         MARKET NAME                 CALL SIGN     BLOCK        FREQUENCY RANGE     MHZ
------------------------------------------------------------------------------------------
                                                                1860-1865MHz,
Richmond - Norfolk, VA (MTA 023)      KNLF 245       A          1940-1945 MHz        10
------------------------------------------------------------------------------------------

                                                                      SCHEDULE B
                             (to Agreement for Purchase and Sale of FCC License)


                               Partitioned License


                                                                         FREQUENCY
                     MARKET NAME                          CALL SIGN         BLOCK       FREQUENCY RANGE        MHZ
-------------------------------------------------------------------------------------------------------------------------
                                                         Portion of                        1860-1865MHz,
Richmond-Petersburg, VA (BTA 374)                         KNLF 245            A            1940-1945 MHz         10
-------------------------------------------------------------------------------------------------------------------------
Norfolk - Virginia Beach - Newport News - Hampton        Portion of                        1860-1865MHz,
Roads, VA (BTA 324)                                       KNLF 245            A            1940-1945 MHz         10
-------------------------------------------------------------------------------------------------------------------------
                                                         Portion of                        1860-1865MHz,
Roanoke, VA (BTA 376)                                     KNLF 245            A            1940-1945 MHz         10
-------------------------------------------------------------------------------------------------------------------------

                                                                  EXHIBIT 3.2(d)
                             (to Agreement for Purchase and Sale of FCC License)


                        Form of Instrument of Assignment

      INSTRUMENT OF ASSIGNMENT dated as of ____________, 200_, by AT&T Wireless PCS, Inc. a Delaware corporation ("Seller"), in favor of Triton PCS License Company L.L.C., a Delaware limited liability company ("Buyer"). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

      WHEREAS, Seller and Buyer have entered into the Agreement for Purchase and Sale of FCC License (the "Purchase Agreement") dated as of July 25, 2002 pursuant to which Seller has agreed to convey to Buyer the Partitioned License.

      1. Assignment. Pursuant to Section 2.1 of the Purchase Agreement for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller intending to be legally bound, does hereby sell, assign, transfer, convey and deliver to Buyer, it successors and assigns forever, the Partitioned License, free and clear of all Encumbrances.

      2. Terms of Purchase Agreement Control. Nothing contained in this Instrument of Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations and indemnifications of Seller or Buyer set forth in the Purchase Agreement, and this Instrument of Assignment shall in all ways be governed by, and subject to, the Purchase Agreement.

      3. Miscellaneous. This Instrument of Assignment (i) is executed pursuant to the Purchase Agreement and may be executed in counterparts, each of which as so executed shall be deemed to be an original, but all of which together shall constitute one instrument, (ii) shall be governed by and in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof and (iii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, Seller has caused this Instrument of Assignment to be executed and delivered as of this ___ day of ___________, 200_.


                                    AT&T WIRELESS PCS, INC.



                                    By:   ____________________________
                                    Name: ____________________________
                                    Title: ___________________________



Accepted by:

TRITON PCS LICENSE COMPANY L.L.C.

By:   Triton Management Company, Inc.,
      its manager



By:   ____________________________
Name: ____________________________
Title: ___________________________

                                                                  EXHIBIT 3.3(d)
                             (to Agreement for Purchase and Sale of FCC License)


                  Form of Legal Opinion of Seller's FCC Counsel



                                 [Closing Date]


Triton PCS, Inc.
Triton PCS License Company, L.L.C.
c/o Triton Communications, Inc.
1100 Cassatt Road
Berwyn PA 19312

In re: Agreement for Purchase and Sale of FCC License dated as of July 25, 2002, by and among AT&T Wireless PCS, LLC, AT&T Wireless Services, Inc., Triton PCS, Inc. and Triton PCS License Company, L.L.C.

Ladies and Gentlemen:

      We have acted as special communications counsel on Federal Communications Commission ("FCC") matters to AT&T Wireless PCS, LLC ("AWS PCS") and AT&T Wireless Services, Inc. ("AT&T Wireless" and, together with AWS PCS, "AT&T") in connection with the negotiation, preparation and execution of the Agreement for Purchase and Sale of FCC License by and among AWS PCS, AT&T Wireless, Triton PCS, Inc. and Triton PCS License Company, L.L.C. ("Triton PCS License Company") dated July 25, 2002 (the "Agreement"). This opinion is delivered pursuant to
Section 3.3(d) of the Agreement. Unless otherwise defined herein, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

      In connection with this opinion, we have examined executed copies of the Agreement, and related documentation referred to herein. We have also examined such records, documents, certificates, and other instruments, including without limitation those of the FCC, and have made such investigations of fact and law as we deem necessary to render this opinion. In making such examinations, we have assumed the authenticity of all signatures and of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. We have relied on representations made by officers and authorized employees of AT&T. We have limited our investigation to matters of record before the FCC and to matters that have come to our attention in representing AT&T before the FCC. This opinion is limited to matters arising under the Communications Act of 1934, as amended (the "Act"), and the rules and regulations of the FCC ("Commission Rules").

      Based upon and subject to the foregoing, it is our opinion that:

Triton PCS, Inc.
Triton PCS License Company, L.L.C.
[Closing Date]
Page 2


      1. AWS PCS is the licensee of and holds the Original License, FCC Call sign KNLF245. The Original License is in effect in accordance with its terms and is not subject to any conditions other than those appearing on the face of the license or imposed by the general rules and regulations of the FCC under the Act. The Original License authorizes the construction and operation of a PCS system on portions of Channel Block A serving the entirety of MTA023, including the spectrum included in the Partitioned License.

      2. To our knowledge, no application, petition, objection or other proceeding is pending before the FCC against AWS PCS or the Original License which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, the Original License or which seeks modification of the Original License, except for non-material proceedings and except for rulemaking or other proceedings affecting the wireless telecommunications industry generally.

      3. The FCC has granted its consent to the assignment of the Partitioned License from AWS PCS to Triton PCS License Company (the "FCC Consent"). No other consent of the FCC is required for the assignment of the Partitioned License from AWS PCS to Triton PCS License Company. To our knowledge, there are no petitions or proceedings pending or threatened against AWS PCS by or before the FCC that seek reconsideration of the FCC Consent, but we advise you that the time provided by the Act and Commission Rules within which a party in interest other than the FCC may seek administrative reconsideration or review of the FCC Consent has not expired and the time provided by the Act and Commission Rules within which the FCC may review the FCC Consent on its own motion has not expired.

      We furnish this opinion, as counsel to AT&T, to you, your counsel, your successors and assigns solely in connection with the subject transaction. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent. This opinion speaks only as of the date hereof. We have no responsibility or obligation to update this opinion to consider its applicability or correctness and we have no responsibility or obligation to take into account changes in law, facts or any other development of which we may later become aware.

                                    Sincerely,



                                    ------------------------------------------
                                    David C. Jatlow
                                    Vice President, Federal Regulatory Affairs